EXHIBIT 10.2
INDEMNIFICATION AGREEMENT

INDEMNIFICATION AGREEMENT, dated as of the 9th day of August 2006, by and between Western Goldfields, Inc., an Idaho corporation with its principal office located at 6502 E. Highway 78, Brawley, CA 92227 (the "Company"), and __________, a director and/or officer of the Company residing at _________________ (the "Indemnitee").

W I T N E S S E T H :

WHEREAS, the Company seeks to attract and retain the most capable persons available to serve as its directors and officers; and

WHEREAS, such persons require substantial protection against personal liability arising out of their faithful service to the Company; and

WHEREAS, the Company and the Indemnitee believe it desirable to enter into agreements to reflect indemnifi-cation and advancement of expenses arrangements; and

WHEREAS, in recognition of the Company's desire to retain the services of the Indemnitee and in furtherance of the Company's policy, the Company desires to provide the Indemnitee with the right to indemnification and advancement of expenses and the Indemnitee desires to receive such right, all upon the terms and subject to the conditions contained herein; and

NOW, THEREFORE, in consideration of the foregoing premises, the Indemnitee's continued service to the Company and the mutual covenants contained herein, the parties hereby agree as follows:

1. Certain Terms Defined. As used in this Agreement, the following terms shall have the following meanings:

(a)  The term "Action" shall mean any action or proceeding, whether civil, criminal, administrative or investigative, and including, but not limited to, one by or in the right of the Company or by or in the right of any other Entity, which the Indemnitee served in any capacity at the request of the Company.

(b)  The term "Agreement" shall mean this Indemnification Agreement, as the same may be amended from time to time.

(c)  The term "Entity" shall mean any company of any type or kind, domestic or foreign, or any partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise or entity.

2.  Indemnification. Subject to the terms set forth in this Agreement, the Company shall defend, indemnify and save harmless the Indemnitee if the Indemnitee is made, or is threatened to be made, a party to any Action or a witness on behalf of the Company or any affiliate thereof, in any Action, by reason of the fact that the Indemnitee (or the Indemnitee's testator or intestate) served as a member on the Board of Directors of the Company, served as an officer of the Company, or served another Entity in any capacity at the request of the Company, against judgments, fines, amounts paid in settlement and expenses, including reasonable attorneys' fees and expenses and costs of investigation, incurred as a result of such Action or any appeal relating thereto.

3.  Limitation on Indemnification. The Indemnitee shall be entitled to indemnification under Section 2 except if a judgment or other final adjudication adverse to the Indemnitee establishes that (i) the Indemnitee's acts were committed in bad faith, by gross negligence or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (ii) as a result of such acts, the Indemnitee personally gained in fact a financial profit or other advantage to which the Indemnitee was not legally entitled.

4.  Partial Indemnification. Except as otherwise provided in Section 3, if the Indemnitee is only partially successful in the defense, investigation, settlement or appeal of any Action described in Section 2 hereof, and as a result is not entitled under Section 7(b) hereof to indemnification by the Company for the total amount of the expenses (including reasonable attorneys’ fees and expenses), costs, judgements, penalties, fines, and amounts paid in settlement actually and reasonably incurred by him, the Company shall nevertheless indemnify the Indemnitee, as a matter of right pursuant to Section 7(b) hereof, to the extent the Indemnitee has been partially successful.

5.  Advances of Expenses. (a) At the written request of the Indemnitee, the Company will advance to the Indemnitee the expenses (including reasonable attorneys' fees and expenses and costs of investigation) incurred by the Indemnitee in defending any Action in advance of the final disposition of such Action.

(b) The Indemnitee hereby agrees and undertakes to repay such advanced amounts (or appropriate portions thereof) if a court of competent jurisdiction ultimately determines that the Indemnitee was not entitled to such amounts.

6.  Payment by Company. The Company shall pay the indemnification requested under Section 2 and advance the expenses requested under Section 5 promptly following receipt by the Company of the Indemnitee's written request therefor and, in any event, no later than five (5) days after such receipt.

7.  Enforcement. (a) The right of the Indemnitee to indemnification and advancement of expenses provided by this Agreement shall be enforceable by the Indemnitee in any court of competent jurisdiction. In such an enforcement action, the burden shall be on the Company to prove that the indemnification and advancement of expenses being sought are not appropriate. Neither the failure of the Company to determine whether indemnification or the advancement of expenses is proper in the circumstances nor an actual determination by the Company thereon adverse to the Indemnitee shall constitute a defense to the action or create a presumption that the Indemnitee is not so entitled.

(b) Without limiting the scope of indemnification to which the Indemnitee is entitled under this Agreement, (i) if the Indemnitee has been successful on the merits or otherwise in the defense of an Action, the Indemnitee shall be entitled to indemnification as authorized in Section 2 and (ii) the termination of any Action by judgment, settlement, conviction or plea of nolo contendere or its equivalent shall not in itself create a presumption that the Indemnitee has not met the standard of conduct required for indemnification under this Agreement.

(c) The Indemnitee's reasonable expenses (including, but not limited to, attorneys’ fees and expenses) incurred in connection with successfully establishing or enforcing the Indemnitee's right to indemnification or advancement of expenses, in whole or in part, in any such proceeding under this section also shall be indemnified by the Company.

8.  Non-Exclusivity. Nothing contained in this Agreement shall limit the right to indemnification and advancement of expenses to which the Indemnitee would be entitled by law in the absence of this Agreement, or shall be deemed exclusive of any other rights which the Indemnitee, in seeking indemnification or advancement of expenses, may have or to which he hereafter may be entitled under any law, provision of the certificate of incorporation, by-law, agreement approved by, or resolution of, the Board, or resolution of stockholders of the Company.

9.  Subrogation. (a) The Company shall not be liable under this Agreement to make any payment in connection with any claim made against the Indemnitee to the extent the Indemnitee has otherwise actually received payment (under any insurance policy, by-law or otherwise) of the amounts otherwise subject to indemnification or expense advance under this Agreement.

(b) In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee other than from the Company, and the Indemnitee shall execute all papers that reasonably are required and shall do everything that reasonably may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

10.  Notice of Claim. As a condition precedent to the right to be indemnified under this Agreement, the Indemnitee shall give the Company written notice as soon as practicable after learning about any claim made against the Indemnitee for which indemnification or expense advances will or could be sought under this Agreement. In addition, the Indemnitee shall give the Company such information and cooperation as the Company reasonably may require to enable the Company to perform its obligations hereunder. Failure to give notice shall not deprive the Indemnitee of a right to indemnification hereunder, if the Company has actual knowledge of the claim or is not adversely affected in its ability to defend the claim as a result of such failure.

11.  Severability. If this Agreement or any portion hereof shall be invalidated or held unenforceable on any ground by any court of competent jurisdiction, the Company nevertheless shall indemnify the Indemnitee to the fullest extent permitted by any applicable portion of this Agreement that shall not have been so invalidated or held unenforceable.

12.  Continuity of Rights. (a) The right of the Indemnitee to indemnification and advancement of expenses under this Agreement shall (i) continue after the Indemnitee has ceased to serve in a capacity which would entitle the Indemnitee to indemnification or advancement of expenses pursuant to this Agreement with respect to acts or omissions occurring prior to such cessation, (ii) inure to the benefit of the heirs, executors and administrators of the Indemnitee, (iii) apply with respect to acts or omissions occurring prior to the execution and delivery of this Agreement to the fullest extent permitted by law and (iv) survive any restrictive amendment or termination of this Agreement with respect to events occurring prior to such amendment or termination.

13.  Proceedings Initiated by Indemnitee. Other than to the extent provided in Section 7(c), above, the Indemnitee shall not be entitled to indemnification or advancement of expenses under this Agreement with respect to any Action initiated by the Indemnitee, but shall be entitled to indemnification and advancement of expenses with respect to any counterclaim or third-party claim in any such Action.

14.  Binding Effect. This Agreement shall be binding upon all successors and assigns of the Company (including any transferee of all or substantially all of its assets and any successor by merger or operation of law) and shall inure to the benefit of the heirs, personal representatives, successors, assigns, rep-resentatives and estate of the Indemnitee.

15.  Governing Law. This Agreement shall be governed by, and be construed and enforced in accordance with, the laws of the State of Idaho applicable to contracts made and to be performed in such state, without giving effect to the principles of conflicts of laws that would defer to the substantive laws of another jurisdiction.

16.  Duration of Agreement. This Agreement shall continue until and terminate upon the later of (a) six (6) years after the Indemnitee has ceased to occupy any of the positions or have any of the relationships described in Section 2 of this Agreement or (b) the final termination of all pending or threatened Actions with respect to the Indemnitee.

17.  Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

18.  Notices. All notices, demands, consents, requests, instructions and other communications hereunder to or on behalf of the Company or the Indemnitee shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (a) if personally delivered, on the day of such delivery, such day being any day other than Saturday, Sunday and any day upon which banking institutions in The City of New York are required or authorized by law or other governmental action to close (a “Business Day”) (as evidenced by the receipt of the personal delivery service); (b) if mailed by certified or registered mail return receipt requested, four (4) Business Days after the aforesaid mailing; (c) if delivered by overnight courier (with all charges having been prepaid), on the second Business Day after such delivery (as evidenced by the receipt of the overnight courier service of recognized standing); or (d) if delivered by facsimile transmission, on the Business Day of such delivery if sent by 6:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding Business Day (as evidenced by the printed confirmation of delivery generated by the sending party's telecopier machine). If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given to the sender, or the refusal by the party to whom the notice is directed to accept same, the notice shall be deemed received on the fourth Business Day after the Business Day the notice is sent or on the day on which such acceptance is refused (as evidenced by a sworn affidavit of the sender). All such notices, demands, consents, requests, instructions and other communications will be sent to the following addresses or facsimile numbers as applicable:

If to the Indemnitee:

______________
______________
Tel: __________
Fax: __________

If to the Company:

Western Goldfields, Inc. 6502 E. Highway 78 Brawley, CA 92227 Tel: (416) 324-6002 Fax: (416) 324-9494
Attn: Brian Penny Chief Financial Officer

with copies to:

Henry I. Rothman, Esq. Troutman Sanders LLP The Chrysler Building 405 Lexington Avenue New York, NY 10174 Tel: (212) 704-6000 Fax: (212) 704-5950

or to such other address as any party may specify by notice given to the other party in accordance with this Section 18.

19.  Counterparts. This Agreement may be executed in any number of counterparts. Each counterpart of an agreement so executed shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument. In making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

WESTERN GOLDFIELDS, INC.

By:_________________________
      Name:
      Title:

INDEMNITEE

____________________________
Name: